Exhibit 10.1

Extension of Loan Agreement

Lender: Merit Crown Limited (a company registered in Hong Kong, company No.: 2174556).

Borrower: Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. (a company registered in Hong Kong, company No.: 1801348).

WHEREAS:

1. The Lender and the Borrower entered into a loan agreement dated July 15, 2016 by which they agreed (among others) that the Borrower would borrow US$1,500,000 from the Lender, the loan period would expire on December 31, 2016;

2. The Lender and the Borrower entered into a loan agreement dated August 24, 2016 by which they agreed (among others) that the Borrower would borrow US$1,999,500 from the Lender, the loan period would expire on December 31, 2016; and

3. The Borrower requested the Lender to extend the loan periods of the above two loan agreements to March 31, 2017.

After full negotiations, and in accordance with Article 3 of the above two loan agreements in relation to extension of loan period, the two parties has agreed as below:

Article 1. The loan periods for the US$1,500,000 and US$1,999,500 borrowed by the Borrower from the Lender under the above two loan agreements respectively shall be extended to March 31, 2017 (hereinafter the “New Loan Period”).

Article 2. The Borrower shall pay a total amount of US$69,212 (being the interest of the above two loan amounts calculated based on annual interest rate of 8% and 360 days a year for the period from January 1, 2017 to March 31, 2017) in lump sum to the Lender by January 13, 2017. Upon expiry of the New Loan Period, the Borrower shall repay the principal amounts of US$1,500,000 and US$1,999,500 in lump sum to the Lender. The parties can agree in advance to shorten or extend the New Loan Period.

Article 3. This Agreement has two original copies, each of the Lender and the Borrower will keep one original copy, which shall have equal legal effect.

Article 4. This Agreement shall take effect on January 1, 2017. The above-mentioned two loan agreements shall cease to be effective automatically from the effective date of this Agreement.

Lender: Date: January 4, 2017	Borrower: Date: January 4, 2017